[LETTERHEAD OF MCGLADREY & PULLEN, LLP]

                   REPORT OF INDEPENDENT AUDITORS ON SCHEDULES

To the Board of Directors
Modern Woodmen of America
Rock Island, Illinois

We have audited the statutory statements of operations, surplus and cash flows of Modern Woodmen of America (the Society) for the year ended December 31, 1999, and have issued our report thereon dated February 17, 2000 (included elsewhere in this Form N-4). Our audit also included the financial statement schedules III and IV for the year ended December 31, 1999, listed as Item 24(a)(2) of the Exhibits of the Form N-4. These schedules are the responsibility of the Society's management. Our responsibility is to express on opinion based on our audit.

In our opinion, the financial statement schedules for the year ended December 31, 1999 referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                     /s/ McGladrey & Pullen, LLP

Moline, Illinois
February 17, 2000

                                  [LETTERHEAD]

                   Report of Independent Auditors on Schedules

The Board of Directors
Modern Woodmen of America

We have audited the statutory-basis financial statements of Modern Woodmen of America (the Society) as of December 31, 2001 and 2000, and for the years then ended, and have issued our report thereon dated March 22, 2002 (included elsewhere in this Form N-4). Our audits also included the financial statement schedules as of December 31, 2001 and 2000 and for the years then ended, listed as Item 24(a)(2) of this Form N-4. These schedules are the responsibility of the Society's management. Our responsibility is to express an opinion based on our audits. The statutory-basis financial statements of the Society as of and for the year ended December 31, 1999, were audited by other auditors who have issued their report thereon dated February 17, 2000 (also included elsewhere in this Form N-4). With respect to Schedules III and IV, their audit also included the financial statement schedules as of and for the year ended December 31, 1999, and their report dated February 17, 2000, expressed an opinion that the 1999 information set forth therein was presented fairly in all material respects when considered in relation to the basic 1999 financial statements taken as a whole.

In our opinion, the financial statement schedules as of and for the years ended December 31, 2001 and 2000 referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                          /s/ Ernst & Young LLP

Des Moines, Iowa
March 22, 2002

                       Schedule I - Summary of Investments
                    Other Than Investments in Related Parties

                             As of December 31, 2001

                                                                                         AMOUNT AT WHICH
                                                                                          SHOWN IN THE
                                                                                          STATEMENT OF
TYPE OF INVESTMENT                                             COST          VALUE     FINANCIAL POSITION
-----------------------------------------------------------------------------------------------------------
                                                                           (IN THOUSANDS)
Bonds:
   U.S. Treasury securities and obligations of U.S.
     government corporations and agencies                   $   920,517   $   960,821       $   920,517
   States, municipalities, and political subdivisions            40,037        41,984            40,037
   Foreign governments                                           10,580        11,052            10,580
   Public utilities                                             581,548       581,548           575,587
   All other corporate bonds                                  1,850,078     1,850,078         1,806,072
Mortgage-backed and other asset-backed securities               490,407       503,254           490,407
                                                          -------------------------------------------------
Total bonds                                                   3,843,200     3,948,737         3,843,200

Equity securities:
   Common stocks:
     Public utilities                                            17,750        26,765            26,765
     Banks, trust, and insurance companies                       23,707        44,107            44,107
     Industrial, miscellaneous, and all other                   148,995       316,540           316,540
   Non-redeemable preferred stock                                 5,287         6,502             5,287
                                                          -------------------------------------------------
Total equity securities                                         195,739       394,914           392,691

Mortgage loans                                                  533,443                         533,443
Real estate                                                       4,450                           4,450
Certificateholders' loans                                       185,023                         185,023
Other invested assets                                            24,320                          24,320
                                                          ---------------              --------------------
Total investments                                           $ 4,786,175                     $ 4,983,135
                                                          ===============              ====================

SEE ACCOMPANYING REPORT OF INDEPENDENT AUDITORS.

               Schedule III - Supplementary Insurance Information

  As of December 31, 2001, 2000, and 1999, and for Each of the Years Then Ended

                                                                            FUTURE       CONTRACTHOLDER
                                                                            POLICY         AND OTHER
                                                                            BENEFITS    CERTIFICATEHOLDER
                                                                           AND CLAIMS         FUNDS
                                                                        -----------------------------------
                                                                                  (IN THOUSANDS)
2001
Life and health insurance                                                  $4,093,968        $31,743

2000
Life and health insurance                                                   3,725,811         31,362

1999
Life and health insurance                                                   3,536,259         31,210

                                                                               BENEFITS,
                                                PREMIUMS          NET         CLAIMS, AND        OTHER
                                               AND OTHER       INVESTMENT      SETTLEMENT      OPERATING
                                             CONSIDERATIONS    INCOME (1)       EXPENSES      EXPENSES (1)
                                           ----------------------------------------------------------------
                                                                   (IN THOUSANDS)
2001
Life and health insurance                       $513,658        $333,757       $664,225        $126,186

2000
Life and health insurance                        397,343         310,447        529,694         109,663

1999
Life and health insurance                        391,538         291,161        513,965         109,004

(1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

SEE ACCOMPANYING REPORT OF INDEPENDENT AUDITORS.

                            Schedule IV - Reinsurance

  As of December 31, 2001, 2000, and 1999, and for Each of the Years Then Ended

                                                                               CEDED TO
                                                                   GROSS         OTHER           NET
                                                                   AMOUNT       COMPANIES       AMOUNT
                                                                -------------------------------------------
                                                                              (IN THOUSANDS)
2001
Life insurance in force                                         $  27,882,095 $   3,708,151  $  23,873,944
                                                                ===========================================

Premiums:
   Life insurance                                               $     513,511 $      (5,991) $     507,520
   Supplemental contracts involving life contingencies                  5,826                        5,826
   Supplemental contracts not involving life contingencies                  -             -              -
   Accident and health insurance                                          325           (13)           312
                                                                -------------------------------------------
Total                                                           $     519,662 $      (6,004) $     513,658
                                                                ===========================================

2000
Life insurance in force                                         $  26,607,903 $   3,126,767  $  23,481,136
                                                                ===========================================

Premiums:
   Life insurance                                               $     393,022 $      (4,997) $     388,025
   Supplemental contracts involving life contingencies                  4,023                        4,023
   Supplemental contracts not involving life contingencies              4,955                        4,955
   Accident and health insurance                                          356           (16)           340
                                                                -------------------------------------------
Total                                                           $     402,356 $      (5,013) $     397,343
                                                                ===========================================

1999
Life insurance in force                                         $  25,863,108 $   2,562,363  $  23,300,745
                                                                ===========================================

Premiums:
   Life insurance                                               $     392,638 $      (8,058) $     384,580
   Supplemental contracts involving life contingencies                  3,505                        3,505
   Supplemental contracts not  involving life contingencies             3,082                        3,082
   Accident and health insurance                                          389           (18)           371
                                                                -------------------------------------------
Total                                                           $     399,614 $      (8,076) $     391,538
                                                                ===========================================

SEE ACCOMPANYING REPORT OF INDEPENDENT AUDITORS.